Pittston Minerals Group Earns
                       $.01 Per Share in the First Quarter

Richmond, VA - April 24, 1997 - The Pittston Minerals Group (NYSE-PZM), The Pittston Company's class of common stock which reflects the performance of Pittston Coal Company and Pittston Mineral Ventures, recorded net income of $0.9 million in the traditionally difficult first quarter. This represents a $3.0 million improvement over the net loss of $2.1 million (before the favorable impact of $5.1 million from three non-recurring items) incurred in the first quarter of 1996. Earnings per share amounted to $.01 (primary and fully diluted) in the most recent quarter. This represents a significant improvement over last year's $.25 per share (primary and fully diluted) as $.65 per share from the above mentioned non-recurring items was included in 1996's results.

Pittston Coal Company
The coal segment's operating profit was $3.6 million in the first quarter compared to $4.4 million in the same period in 1996. Operating profit in the 1996 first quarter reflected the net benefit of $7.8 million resulting from a gain from the settlement of a lawsuit and the reversal of excess restructuring liabilities partially offset by the implementation of SFAS 121. Gross coal margin for the 1997 first quarter was nearly twice that recorded in the first quarter of 1996, which was adversely impacted by severe weather conditions.

Inactive employee costs and administrative expenses declined by 10% and 5%, respectively, from the prior year.

First quarter coal sales volume was 5.1 million tons compared to 5.6 million tons in the prior year quarter. Steam and metallurgical coals sales amounted to
3.2 million and 1.9 million tons compared to 3.6 million and 2.0 million tons sold, respectively, in last year's first quarter.

Coal production totaled 4.1 million tons in the quarter, virtually the same as in the comparable period of 1996. Surface production accounted for 64% of total company production compared to 65% in the first quarter of 1996. Mine costs substantially improved at the company's surface mines while certain of the company's deep mines experienced higher than expected costs due to adverse geological conditions, the majority of which are expected to be short lived.

Pittston Mineral Ventures (PMV)
Pittston Mineral Ventures (PMV) reported a $0.5 million operating loss in the first quarter compared to a $1.2 million operating profit reported in the prior year quarter.

The Stawell gold mine in western Victoria, Australia, in which PMV has a 67% direct and indirect interest, produced 21,900 ounces of gold in the first quarter compared to 24,200 ounces in the prior year quarter. The average cash cost per ounce sold was US $327 in the first quarter of 1997 compared to US $242 in the prior year quarter. The deterioration in the year-on-year performance in the operating profit of PMV was caused by higher operating costs at the Stawell gold mine. While adverse ground conditions resulted in significantly increased ore dilution and mining costs in January and February, conditions have subsequently improved. In-mine exploration at Stawell continues to achieve positive results.

PMV is continuing gold exploration projects in Nevada and Australia with its joint venture partner. Exploration expenditures in 1997 are expected to increase to US $3.1 million compared to US $2.3 million in 1996.

Development of the Black Swan nickel project in western Australia continues on plan and within budget. Production at the Silver Swan orebody is expected to commence in June 1997. As previously reported, exploration drilling has encountered additional high-grade nickel at the Silver Swan orebody at depth and in a satellite zone known as White Swan. The deepest intersection of Silver Swan is 800 meters below surface and the high grade ore zone remains open at depth.

Financial - Consolidated
The Pittston Company reported net income of $21.3 million in the first quarter compared to $18.6 million recorded in the comparable period in 1996. Results in 1996 included a net after tax benefit of $5.1 million from three non-recurring items: a benefit from the settlement of a lawsuit, the reversal of excess restructuring liabilities and a charge related to the implementation of SFAS
121. Consolidated cash flow from operating activities amounted to $23.8 million in the first quarter. Total debt at March 31, 1997 increased to $276.5 million from $196.0 million at year-end 1996, primarily as a result of the acquisition by Brink's, Incorporated of a majority interest in its Venezuelan affiliate.

During the first quarter of 1997, the Company purchased 153,000 shares of Pittston Brink's Common Stock and 132,100 shares of Pittston Burlington Group Common Stock at a total cost of $6.5 million. The Company has the remaining authority to repurchase over time up to 1.1 million shares of Pittston Brink's Group Common Stock, 1.3 million shares of Pittston Burlington Group Common Stock, 1.0 million shares of Pittston Minerals Group Common Stock and an additional $15 million of The Pittston Company Series C Convertible Preferred Stock.

                                   **********

Pittston Minerals Group Common Stock (NYSE-PZM), Pittston Brink's Group Common Stock (NYSE-PZB) and Pittston Burlington Group Common Stock (NYSE-PZX) represent the three classes of common stock of The Pittston Company, a diversified company with interests in mining and minerals exploration through Pittston Coal Company and Pittston Mineral Ventures (Pittston Minerals Group), security services through Brink's, Incorporated and Brink's Home Security, Inc. (Pittston Brink's Group) and global freight transportation and logistics management services through Burlington Air Express Inc. (Pittston Burlington Group). Copies of the Pittston Brink's Group and Pittston Burlington Group earnings releases are available upon request.



                             Pittston Minerals Group
                           Supplemental Financial Data
                                   (Unaudited)

                              PITTSTON COAL COMPANY

                                                               Quarter Ended March 31
(In thousands)                                                 1997              1996
-------------------------------------------------------------------------------------------------------------------


Net sales                                                  $154,593           165,468
Operating profit                                           $  3,623             4,377

COAL SALES (Tons)
Metallurgical                                                 1,891             2,045
Utility and industrial                                        3,229             3,572
-------------------------------------------------------------------------------------

Total coal sales                                              5,120             5,617
-------------------------------------------------------------------------------------


PRODUCTION/PURCHASED (Tons)
Deep                                                          1,102             1,062
Surface                                                       2,659             2,716
Contract                                                        363               395
-------------------------------------------------------------------------------------

                                                              4,124             4,173
Purchased                                                     1,340             1,608
-------------------------------------------------------------------------------------

Total                                                         5,464             5,781
-------------------------------------------------------------------------------------


Quarter Ended March 31
(In thousands)                                                 1997              1996
-------------------------------------------------------------------------------------


Net coal sales (a)                                         $152,698           163,907
Current production cost of coal sold (a)                    141,572           157,971
-------------------------------------------------------------------------------------

Coal margin                                                  11,126             5,936
Non-coal margin                                                 717               608
Other operating income, net                                   3,705             2,941
-------------------------------------------------------------------------------------

Margin and other income                                      15,548             9,485
-------------------------------------------------------------------------------------

Other costs and expenses:
Idle equipment and closed mines                                 307               258
Inactive employee cost                                        6,683             7,424
Selling, general and administrative expenses                  4,935             5,236
-------------------------------------------------------------------------------------

Total other costs and expenses                               11,925            12,918
-------------------------------------------------------------------------------------

Operating profit (loss) (before restructuring and
other credits and SFAS No. 121) (b)                        $  3,623            (3,433)
-------------------------------------------------------------------------------------


Coal margin per ton:
Realization                                                $  29.82             29.18
Current production costs                                      27.65             28.13
-------------------------------------------------------------------------------------

Coal margin                                                $   2.17              1.05
-------------------------------------------------------------------------------------


(a) Excludes non-coal components.

(b) Restructuring and other (credits) charges in 1996 consist of an impairment loss related to the adoption of SFAS No. 121 of $29,948 ($26,312 in cost of sales and $3,636 in selling, general and administrative expenses), a gain from the settlement of the Evergreen Case of $35,650 and a benefit from excess restructuring liabilities of $2,108. Both the gain from the Evergreen Case and the benefit from excess restructuring liabilities are included in the operating profit of the Pittston Coal Company as "Restructuring and other credits, including litigation accrual".






                        PITTSTON MINERAL VENTURES COMPANY
                                   (Unaudited)





                                                               Quarter Ended March 31
(In thousands, except ounce data)                             1997               1996
-------------------------------------------------------------------------------------


Stawell Gold Mine:
Gold sales                                                $  4,281              4,702
Other revenue                                                    9                 82
-------------------------------------------------------------------------------------

Net sales                                                    4,290              4,784

Cost of sales (a)                                            3,631              2,966
Selling, general and administrative expenses (a)               298                262
-------------------------------------------------------------------------------------

Total costs and expenses                                     3,929              3,228
-------------------------------------------------------------------------------------

Operating profit-Stawell Gold Mine                             361              1,556
Other operating expense, net                                  (816)              (382)
-------------------------------------------------------------------------------------

Operating (loss) profit                                   $   (455)             1,174
-------------------------------------------------------------------------------------


Stawell Gold Mine:
Mineral Ventures' 50% direct share:
Ounces sold                                                 10,576             11,759
Ounces produced                                             10,951             12,114
Average per ounce sold (US$):
Realization                                               $    405                400
Cash cost                                                      327                242
-------------------------------------------------------------------------------------


(a) Excludes $42 and $617 of non-Stawell related cost of sales and selling, general and administrative expenses, respectively. Such costs are reclassified to cost of sales and selling, general and administrative expenses in the Minerals Group income statement.






                             Pittston Minerals Group
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)




(In thousands, except                                                Quarter Ended March 31
per share data)                                                    1997                1996
-------------------------------------------------------------------------------------------


Net sales                                                     $ 158,883             170,252
-------------------------------------------------------------------------------------------


Cost of sales                                                   153,412             195,885
Restructuring and other charges (credits), including
litigation accrual                                                   --             (37,758)
Selling, general and administrative expenses                      7,409              11,034
-------------------------------------------------------------------------------------------

Total costs and expenses                                        160,821             169,161

Other operating income, net                                       3,548               3,086
-------------------------------------------------------------------------------------------


Operating profit                                                  1,610               4,177
Interest income                                                     282                 125
Interest expense                                                 (2,625)             (2,952)
Other expense, net                                                 (450)               (373)
-------------------------------------------------------------------------------------------

(Loss) income before income taxes                                (1,183)                977
Credit for income taxes                                          (2,130)             (2,043)
-------------------------------------------------------------------------------------------

Net income                                                          947               3,020
Preferred stock dividends, net                                     (901)             (1,065)
-------------------------------------------------------------------------------------------

Net income attributed to common shares                        $      46               1,955
-------------------------------------------------------------------------------------------


Net income per common share                                   $     .01                 .25
-------------------------------------------------------------------------------------------


Average common shares outstanding                                 8,002               7,822
-------------------------------------------------------------------------------------------






                              SEGMENT INFORMATION




Net sales:
Coal Operations                                               $ 154,593             165,468
Mineral Ventures                                                  4,290               4,784
-------------------------------------------------------------------------------------------

Net sales                                                     $ 158,883             170,252
-------------------------------------------------------------------------------------------


Operating profit (loss):
Coal Operations                                               $   3,623               4,377
Mineral Ventures                                                   (455)              1,174
-------------------------------------------------------------------------------------------

Segment operating profit                                          3,168               5,551
General corporate expense                                        (1,558)             (1,374)
-------------------------------------------------------------------------------------------

Operating profit                                              $   1,610               4,177
-------------------------------------------------------------------------------------------


See accompanying notes.






                             Pittston Minerals Group
                            CONDENSED BALANCE SHEETS




                                                      March 31         December 31
(In thousands)                                            1997                1996
----------------------------------------------------------------------------------

(Unaudited)
Assets

Current assets:
Cash and cash equivalents                            $   1,679               3,387
Accounts receivable, net of estimated
amounts uncollectible                                   88,844              88,552
Inventories and other current assets                    82,311              67,691
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

Total current assets                                   172,834             159,630

Property, plant and equipment, at cost, net
of accumulated depreciation, depletion
and amortization                                       173,446             170,809
Coal supply contracts, net of amortization              50,033              52,696
Intangibles, net of amortization                       110,350             111,103
Other assets                                           215,324             212,743
----------------------------------------------------------------------------------


Total assets                                         $ 721,987             706,981
----------------------------------------------------------------------------------


Liabilities and Shareholder's Equity

Current liabilities                                  $ 164,834             184,725
Long-term debt, less current maturities                161,230             124,572
Postretirement benefits other than pensions            220,425             219,717
Workers' compensation and other claims                 103,580             105,837
Other liabilities                                       83,974              83,790
----------------------------------------------------------------------------------

Total liabilities                                      734,043             718,641

Shareholder's equity                                   (12,056)            (11,660)
----------------------------------------------------------------------------------


Total liabilities and shareholder's equity           $ 721,987             706,981
----------------------------------------------------------------------------------


See accompanying notes.







                             Pittston Minerals Group
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)




                                                                                            Quarter Ended March 31
(In thousands)                                                                             1997               1996
------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities:
Net income                                                                             $    947              3,020
Adjustments to reconcile net income to net
cash used by operating activities:
Noncash charges and other write-offs                                                         --             29,948
Depreciation, depletion and amortization                                                  8,920              8,728
Provision for deferred income taxes                                                       2,001              5,094
Other, net                                                                               (1,032)              (614)
Changes in operating assets and liabilities net of effects of acquisitions and dispositions:
Increase in receivables                                                                    (414)           (15,444)
Increase in inventories and other current assets                                        (11,356)            (5,982)
Decrease in current liabilities                                                          (8,127)            (8,964)
Other, net                                                                               (3,754)           (37,921)
------------------------------------------------------------------------------------------------------------------

Net cash used by operating activities                                                   (12,815)           (22,135)
------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment                                               (7,458)            (5,380)
Proceeds from disposal of property, plant
and equipment                                                                             1,534              1,444
Other, net                                                                                  446                154
------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                                                    (5,478)            (3,782)
------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Net additions to debt                                                                    36,357              8,655
Payments (to) from - Burlington Group/Brink's Group                                     (17,687)            18,226
Other share activity                                                                     (2,085)            (2,333)
------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                                16,585             24,548
------------------------------------------------------------------------------------------------------------------


Net decrease in cash and cash equivalents                                                (1,708)            (1,369)
Cash and cash equivalents at beginning of period                                          3,387              4,999
------------------------------------------------------------------------------------------------------------------


Cash and cash equivalents at end of period                                             $  1,679              3,630
------------------------------------------------------------------------------------------------------------------


See accompanying notes.







                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)




(In thousands, except                                        Quarter Ended March 31
per share amounts)                                         1997                1996
-----------------------------------------------------------------------------------


Net sales                                             $ 158,883             170,252
Operating revenues                                      622,793             560,655
-----------------------------------------------------------------------------------

Net sales and operating revenues                        781,676             730,907
-----------------------------------------------------------------------------------


Cost of sales                                           153,412             195,885
Operating expenses                                      518,819             473,066
Restructuring and other credits, including
litigation accrual                                           --             (37,758)
Selling, general and administrative expenses             75,643              72,296
-----------------------------------------------------------------------------------

Total costs and expenses                                747,874             703,489
-----------------------------------------------------------------------------------


Other operating income                                    3,576               2,815
-----------------------------------------------------------------------------------

Operating profit                                         37,378              30,233

Interest income                                           1,019                 525
Interest expense                                         (5,564)             (3,745)
Other expense, net                                       (2,389)             (2,397)
-----------------------------------------------------------------------------------

Income before income taxes                               30,444              24,616
Provision for income taxes                                9,103               5,996
-----------------------------------------------------------------------------------

Net income                                               21,341              18,620
Preferred stock dividends, net                             (901)             (1,065)
-----------------------------------------------------------------------------------

Net income attributed to common shares                $  20,440              17,555
-----------------------------------------------------------------------------------


Pittston Brink's Group:
Net income attributed to common shares                $  15,306              11,839
-----------------------------------------------------------------------------------


Net income per common shares                          $     .40                 .31
-----------------------------------------------------------------------------------


Average common shares outstanding                        38,189              38,057
-----------------------------------------------------------------------------------


Pittston Burlington Group:
Net income attributed to common shares                $   5,088               3,761
-----------------------------------------------------------------------------------


Net income per common shares                          $     .26                 .20
-----------------------------------------------------------------------------------


Average common shares outstanding                        19,406              19,040
-----------------------------------------------------------------------------------


Pittston Minerals Group:
Net income attributed to common shares                $      46               1,955
-----------------------------------------------------------------------------------


Net income per common shares                          $     .01                 .25
-----------------------------------------------------------------------------------


Average common shares outstanding                         8,002               7,822
-----------------------------------------------------------------------------------


See accompanying notes.






                      The Pittston Company and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS




                                                                March 31         December 31
(In thousands)                                                      1997                1996
--------------------------------------------------------------------------------------------

(Unaudited)
Assets

Current assets:
Cash and cash equivalents                                     $   50,827              41,217
Accounts receivable, net of estimated
amounts uncollectible                                            485,471             456,135
Inventories and other current assets                             138,196             121,338
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

Total current assets                                             674,494             618,690

Property, plant and equipment, at cost, net of
accumulated depreciation, depletion and amortization             575,497             540,851
Intangibles, net of amortization                                 309,388             317,062
Other assets                                                     339,701             336,276
--------------------------------------------------------------------------------------------


Total assets                                                  $1,899,080           1,812,879
--------------------------------------------------------------------------------------------


Liabilities and Shareholders' Equity

Current liabilities                                           $  568,903             568,967
Long-term debt, less current maturities                          234,711             158,837
Postretirement benefits other than claims                        227,586             226,697
Workers' compensation and other claims                           114,636             116,893
Other liabilities                                                135,276             134,778
--------------------------------------------------------------------------------------------

Total liabilities                                              1,281,112           1,206,172

Shareholders' equity                                             617,968             606,707
--------------------------------------------------------------------------------------------


Total liabilities and shareholders' equity                    $1,899,080           1,812,879
--------------------------------------------------------------------------------------------


See accompanying notes.






                      The Pittston Company and Subsidiaries
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)




                                                                                              Quarter Ended March 31
(In thousands)                                                                              1997                1996
 -------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities:
Net income                                                                             $  21,341              18,620
Adjustments to reconcile net income to net
cash provided by operating activities:
Noncash charges and other write-offs                                                          --              29,948
Depreciation, depletion and amortization                                                  30,139              27,051
Provision for aircraft heavy maintenance                                                   8,186               7,718
Provision for deferred income taxes                                                        2,328               4,470
Other, net                                                                                 5,309               1,700
Changes in operating assets and liabilities net of effects of acquisitions and dispositions:
Increase in receivables                                                                  (14,285)             (3,169)
Increase in inventories and other current assets                                         (17,107)            (11,210)
Decrease in current liabilities                                                           (4,083)            (19,309)
Other, net                                                                                (8,033)            (37,869)
 -------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                                 23,795              17,950
 -------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment                                               (40,032)            (31,877)
Proceeds from disposal of property, plant and equipment                                    3,940               4,709
Aircraft heavy maintenance                                                                (9,473)             (4,131)
Acquisitions and related contingent payments, net of
cash acquired                                                                            (54,094)               (746)
Other, net                                                                                13,901               3,565
 -------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                                                    (85,758)            (28,480)
 -------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Additions to debt                                                                        100,885              11,981
Reductions of debt                                                                       (20,051)            (10,006)
Share and other equity activity                                                           (9,261)             (5,639)
 -------------------------------------------------------------------------------------------------------------------

Net cash provided (used) by financing activities                                          71,573              (3,664)
 -------------------------------------------------------------------------------------------------------------------


Net increase (decrease) in cash and cash equivalents                                       9,610             (14,194)
Cash and cash equivalents at beginning of period                                          41,217              52,823
 -------------------------------------------------------------------------------------------------------------------


Cash and cash equivalents at end of period                                             $  50,827              38,629
 -------------------------------------------------------------------------------------------------------------------


See accompanying notes.






                      The Pittston Company and Subsidiaries
                             Pittston Minerals Group
                         NOTES TO FINANCIAL INFORMATION



(1) The Company has three classes of common stock: Pittston Brink's Group Common Stock, Pittston Burlington Group Common Stock and Pittston Minerals Group Common Stock, which were designated to provide shareholders with separate securities reflecting the performance of the Pittston Brink's Group (the "Brink's Group"), Pittston Burlington Group (the "Burlington Group") and Pittston Minerals Group (the "Minerals Group"), respectively, without diminishing the benefits of remaining a single corporation or precluding future transactions affecting any of the Groups.

         The financial information for the Minerals Group includes the results of the Coal and Minerals Ventures operations of the Company. It is prepared using the amounts included in the Company's consolidated financial statements. Accordingly, the Company's consolidated financial statements must be read in connection with the Minerals Group's financial data.

(2) In 1988, the trustees of certain pension and benefit trust funds (the "Trust Funds") established under collective bargaining agreements with the United Mine Workers of America ("UMWA") brought an action (the
         "Evergreen Case") against the Company and a number of its coal subsidiaries, claiming that the defendants were obligated to contribute to such Trust Funds in accordance with the provisions of the 1988 and subsequent National Bituminous Coal Wage Agreements, to which neither the Company nor any of its subsidiaries were a signatory.

         In March 1996, a settlement was reached in the Evergreen Case. Under the terms of the settlement, the coal subsidiaries which had been signatories to earlier National Bituminous Coal Wage Agreements agreed to make various lump sum payments in full satisfaction of all amounts allegedly due to the Trust Funds through January 31, 1996, to be paid over time as follows: approximately $25.8 million upon dismissal of the Evergreen Case and the remainder of $24 million in installments of $7.0 million in 1996 and $8.5 million in each of 1997 and 1998. The first payment was entirely funded through an escrow account previously established by the Company. The second payment of $7.0 million was paid in 1996 and was funded from cash provided by operating activities. In addition, the coal subsidiaries agreed to future participation in the UMWA 1974 Pension Plan.

         As a result of the settlement of the Evergreen Case at an amount lower than previously accrued, the Company recorded a pretax gain of $35.7 million ($23.2 million after tax) in the first quarter of 1996 in its consolidated financial statements and the financial statements of the Minerals Group.

(3) In 1996, the Minerals Group implemented a new accounting standard, Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 requires companies to review assets for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 resulted in a pretax charge to earnings in the first quarter of 1996 for the Minerals Group's Coal operations of $29.9 million ($19.5 million after tax) , of which $26.3 million was included in cost of sales and $3.6 million was included in selling, general and administrative expenses. Assets for which the impairment loss was recognized consisted of property, plant and equipment, advanced royalties and goodwill.

(4) Certain prior period amounts have been reclassified to conform to the current period's financial statement presentation.

(5) Financial information for the Brink's Group, which includes the results of the Company's Brink's, Incorporated and Brink's Home Security, Inc. businesses, and the Burlington Group, which includes the results of the Company's Burlington Air Express Inc. business, is available upon request.